Scription Work Solutions, Inc

848 N. Rainbow Blvd., Unit 1175
Las Vegas, Nevada 89107

Subscription Agreement

Purchaser Information	Name		(the “Purchaser”)
Address
	City	Province
	Postal Code	Country
	Telephone Number	DL/SIN/Passport #
Signature of Purchaser _____________________________

Payment	Payment Method	Wire Transfer [_] Check / Bank Draft / Money Order []
	Number of Shares Purchased	X $0.001 per share =

These securities have not been registered under the Securities Act of 1933 (the "US Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the US Securities Act.

The foregoing Subscription is accepted for and on behalf of Scription Work Solutions Inc.:

By:		Date:
Christopher Weinhaupl, President

1.0 Purchase and Sale of Shares

1.1	The Purchaser subscribes for and agrees to purchase common shares of Scription Work Solutions Inc., a Nevada corporation (the "Issuer") in the amount set out above (the "Shares"), to be recorded in the name of the Purchaser at the address set out above.

2.0 Representations, Warranties and Acknowledgements of the Purchaser

2.1	No oral representations or oral information furnished to the Purchaser, or relied upon by the Purchaser, in connection with the Purchaser’s purchase of the Shares, were in any way inconsistent with the written material provided by the Issuer.

2.2	The Purchaser acknowledges that no information furnished by the Issuer constitutes investment, accounting, legal or tax advice. The Purchaser is relying solely upon itself and its professional advisors, if any, for such advice.

2.3	The representations, warranties and acknowledgements of the Purchaser contained in this Section will survive the Closing (as defined below).

2.4 The Purchaser certifies that:

(a)	the Purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person; or

(b)	the Purchaser is a U.S. person who purchased securities in a transaction that did not require registration under the U.S. Securities Act.

2.5	The Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the US Securities Act.

3.0 Representations, Warranties and Acknowledgements of the Issuer

The Issuer acknowledges, represents and warrants as of the date of this Agreement that the Shares, when issued, will be fully paid and non-assessable shares of the Issuer and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0 Restriction of Securities and Disposition

4.1 No registration. The Purchaser acknowledges and understands that the Shares have not been registered under the US Securities Act or any other securities laws, are not qualified for resale in the U.S., and that the Shares must be held indefinitely unless subsequently registered under the US Securities Act or an exemption from such registration is available.

The Issuer shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

4.2 Legending of the Shares. The Purchaser also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act.”

The Purchaser hereby consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer described in this Agreement.

5.0 Closing

5.1	The Issuer will confirm whether or not the Agreement is acceptable, whereupon the Issuer will deliver to the Purchaser a signed copy of this Agreement (the “Closing”), and within one year shall deliver a certificate representing the Shares, registered in the name of the Purchaser.

6.0 Withdrawal of Subscription

6.1	The Purchaser has a two day cancellation right and can cancel this Agreement by sending notice to the Issuer by midnight on the second business day after the Purchaser signs this Agreement.

7.0 Miscellaneous

7.1	Except as expressly provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Issuer, by the Purchaser or by anyone else.

[END OF SUBSCRIPTION AGREEMENT]